Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 20, 2025, relating to the financial statements of Perimeter Acquisition Corp. I as of March 7, 2025 and for the period from March 6, 2025 (inception) through March 7, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

March 20, 2025